UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	September 4, 2018

ABM Industries Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354
(State or other jurisdiction	(Commission File	(IRS Employer
of incorporation)	Number)	Identification No.)

One Liberty Plaza, 7th Floor
New York, New York	10006
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(212) 297-0200

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

☐	If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 4, 2018, the Board of Directors (the “Board”) of ABM Industries Incorporated (the “Company” or “ABM”), acting upon the recommendation of its Governance Committee, elected Donald F. Colleran as a director, effective immediately. Concurrently with this addition to the Board, the Board approved a resolution increasing the size of the board from ten to eleven directors. Mr. Colleran has been named to the class of directors that has its term expiring at the 2020 Annual Meeting of Stockholders. Mr. Colleran has not yet been appointed to a Committee of the Board.

Mr. Colleran’s cash and equity compensation arrangements as a director will be the same as those previously reported for other non-employee directors. As a non-employee director, Mr. Colleran will also be entitled to a pro-rated portion of the applicable annual restricted stock unit grant and applicable board and committee fees. In addition, the Company intends to enter into its standard form of indemnification agreement with Mr. Colleran.

A copy of the press release announcing the election of Mr. Colleran as a director is attached as exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description

99.1	Press release dated September 6, 2018, announcing the election of Donald F. Colleran as a director.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: September 6, 2018	By:	/s/ Barbara L. Smithers
Barbara L. Smithers
Vice President, Deputy General Counsel and Assistant Secretary